                                                                           FINAL



                      AGREEMENT FOR PURCHASE AND SALE


          AGREEMENT made as of the ____ day of November, 1994 by and between FRESNO-HERNDON PARTNERS, LIMITED, a California limited partnership having an office at 701 North First Street, San Jose, California 95112 ("Seller") and UNIVERSAL HEALTH REALTY INCOME TRUST having an office at 367 South Gulph Road, King of Prussia, Pennsylvania 19406 ("Purchaser")


                          W I T N E S S E T H :


                                 ARTICLE 1

                      AGREEMENT FOR PURCHASE AND SALE

          Seller agrees to sell and cause to be conveyed to Purchaser, and Purchaser agrees to purchase, the following property (collectively, the "Project"):

          (a) The property located in the City of Fresno, State of California more particularly described on Exhibit A (the "Land") together with the existing improvements thereon, consisting of the building and improvements having the street address of 7055 North Fresno Street, Fresno, California 93720 (together, the "Property");

          (b) The Seller's interest in and to the Tenant Leases (as hereinafter defined) affecting the Property;

          (c) All of Seller's right, title and interest in and to all intangible property now or hereafter owned or held by Seller in connection with its ownership of the Property, including but not limited to any leases, contracts, leasing materials and forms, keys, records and correspondence relating to tenants, security deposits, prepaid rentals, telephone exchange numbers and the use of the name "Fresno- Herndon Medical Plaza";

          (d) Seller's right, title and interest in and to all easements, licenses, appurtenances, rights, privileges and hereditaments belonging or appertaining to the Property, and in and to any land lying in the bed of any street, road or avenue, in front of or adjoining the Property to the center line thereof; and

          (e) All fixtures and articles of personal property attached or appurtenant to or used in connection with the Property which are owned by Seller and located at the Property, free from all liens and encumbrances and, without limiting the generality of the foregoing, such fixtures and articles of personal property shall include machinery, computer hardware and software, plumbing, heating and lighting fixtures, mail boxes, tools, and maintenance equipment or supplies, if any, owned by Seller and located at the Property.

                                 ARTICLE 2

                              PURCHASE PRICE

          2.1 The purchase price for the Project is SIX MILLION THREE HUNDRED THOUSAND DOLLARS ($6,300,000) (the "Purchase Price") plus or minus the adjustments provided for in this Agreement (the "Closing Payment"), to be paid to Seller in federal funds in such manner, place and account as Seller may reasonably request, by notice given to Purchaser at least three (3) business days prior to the Closing (as hereinafter defined).


                                 ARTICLE 3

                    PHYSICAL CONDITION OF PROJECT, ETC.

Purchaser has inspected the Property and will continue to inspect the Property during the hereinafter described Inspection Period to the extent Purchaser deems necessary in connection with the transaction contemplated by this Agreement. Purchaser agrees to purchase the Property in its "AS IS" condition on the date hereof, subject to Seller's representations and warranties as set forth in this Agreement and ordinary wear and tear between the date hereof and the Closing Date. Purchaser has not relied upon, and Seller is not liable or bound in any manner, by any verbal or written statements, representations, real estate brokers' "set-ups" or information pertaining to the Project furnished by any real estate broker, agent, employee, servant or other persons unless the same are expressly set forth in this Agreement.


                                 ARTICLE 4

                      PERMITTED ENCUMBRANCES TO TITLE

          4.1 Seller shall deliver to Purchaser good, marketable and indefeasible fee simple title to the Property, subject only to the Permitted Encumbrances (as hereinafter defined).

          4.2 Purchaser agrees to accept title to the Property subject to the following matters (collectively, the "Permitted Encumbrances"):

               (a) The leases and tenancies affecting the Property set forth and described in Exhibit B annexed hereto (the "Tenant Leases");

               (b) Liens securing payment of all ad valorem, intangible and other real and personal property taxes, school taxes, and water and sewer charges against the Property or the personal property covered by this Agreement for the tax year in which the Closing Date occurs;

               (c) the exceptions listed as numbers 1, 2, 3, 4, 5, 6, 7, 8, 9, 15, 16, 17, 18 and 21 together with portions of 11, 12 and 13 other than references to assignments of lease in the Preliminary Title Report dated as of August 9, 1994 (the "Title Commitment") of Chicago Title Insurance Company (the "Title Company") to issue an owner's policy of title insurance (the "Title Policy"); and

               (d) the exception listed as number 10 on the updated Title Commitment, dated October 12, 1994, provided that the City of Fresno provides written confirmation to Purchaser that the covenants and conditions contained in such instrument have been satisfied;

               (e) Such other exceptions to title as shall be approved by Purchaser.

          4.3 If at the time of the Closing the Property or any part thereof shall be or shall have been affected by an assessment or assessments which are or may become payable in annual installments of which the first installment is then due or has been paid, then for the purpose of this Agreement all the unpaid annual installments of any such assessment, including those which are to become due and payable after Closing, shall be prorated between Seller and Purchaser as of the Closing Date and adjusted accordingly at that time. The terms and provisions of this Section 4.3 shall survive the Closing.


                                 ARTICLE 5

                    CONDITION OF TITLE, TITLE INSURANCE

          5.1 Seller has delivered to Purchaser the Title Commitment. Purchaser has given written notice (the "Objection Notice") to Seller of the conditions of title which Purchaser is not obligated to take the Property subject to pursuant to the provisions of this Agreement (the "Objections").

          5.2 If Seller gives Purchaser notice (the "Response Notice") within five (5) days of the date hereof, that Seller is unable to convey title to the Property as required by this Agreement, Purchaser may, as its exclusive remedy, elect by written notice given to Seller within five (5) days after the Response Notice is given, either (a) to accept such title as Seller is able to convey without any reduction or abatement of the Purchase Price, (b) extend the time for the cure or removal of the objections, provided such extension does not derogate from Purchaser's rights under clause (d) below, (c) cause the Objections to be cured at Seller's expense (or by Purchaser curing the Objections and taking a credit in such amount against the Purchase Price) and proceed to the Closing or (d) to terminate this Agreement, in which event Seller shall pay the Cancellation Fee (as hereinafter defined) to Purchaser promptly.

          5.3 The existence of liens or encumbrances other than the Permitted Encumbrances or those which are permitted by this Agreement shall be deemed to be Permitted Encumbrances if the Title Company will insure Purchaser's title clear of the matter or will insure against the enforcement of such matter out of the Property, on the condition that both Purchaser's counsel shall agree to accept title with such insurance. Any unpaid liens for real estate and personal property taxes for years prior to the fiscal year in which the Closing Date occurs and any other matter which Seller is obligated to pay and discharge at the Closing shall not be deemed objections to title, but the amount thereof chargeable to Seller, plus interest and penalties thereon, if any, shall be shown as chargeable to Seller in Purchaser's and Seller's settlement statement on the Closing Date and paid to the Title Company for the payment of such matters.

          5.4 Seller shall pay any costs for obtaining the Title Commitment and the portion of the title insurance premium for California Land Title Association Standard Coverage under the Title Policy. Seller and Purchaser each shall pay one half of (a) the portion of the title insurance premium for ALTA coverage under the Title Policy, (b) the cost of the ALTA survey and (c) the escrow fees of the Title Company. Except as noted herein, Seller shall pay all deed transfer, documentary stamp tax, intangible and other taxes and other recording costs and expenses in connection with the Closing.

          5.5 Seller shall, at its sole expense except as specified in Section 5.4, deliver or cause to be delivered to Purchaser within five (5) days from and after the date of execution of this Agreement the following documents, to the extent they are in Seller's possession:

               (a) All architectural drawings and plans and specifications for the Improvements including an "As Built" set of plans, if available;

               (b) A copy of the paid real estate tax bill for the most recent period for which real estate taxes have been due and payable;

               (c) A recent, accurate ALTA survey (the "Survey") of the Property prepared by a reputable and established surveyor in the Fresno area;

               (d) True and correct copies of all equipment leases, service, maintenance, union and management contracts, as well as all other documents or agreements relating to or affecting the Project;

               (e) A current rent roll for the Property, listing for each tenant the name, rent, arrearages, offsets or credits to rent, reimbursement for expenses, amount of deposits, cleaning fees, preparation charges, advance rent and prepaid rent, if any, lease commencement dates, lease termination dates, lease options, option rent, and cost of living clauses;

               (f) A schedule of any employees employed by Seller or contractors retained by Seller in the operation of the Project, setting forth names, salaries, other compensation, and other pertinent information concerning such employees or contractors;

               (g) Current engineering and asbestos reports with respect to the Property reasonably satisfactory to Purchaser and Purchaser's counsel;

               (h) True and correct copies of any insurance policies covering the Project;

               (i) A schedule and copies of all violations outstanding against the Property;

               (j) A schedule of any litigation which is pending, or for which notice has been given against the Property as well as any papers received or sent by Seller in connection with such litigation;

               (k) True and correct copies of any uncompleted work letters relating to the Property;

               (l) True and correct copies of operating statements for the Property for the period commencing with the date of Seller's occupancy through September 30, 1994 as well as escalation statements for operations, taxes, electric, utilities and other expenses relating to the Property during the same period;

               (m) True and complete copies of any real estate tax information available to the Seller relating to the Property as well as a schedule of any tax reduction proceedings on a historical basis relating to the Property;

               (n) A copy of the present 1994 operating budget of the Property as well as a copy of any projections for future operating budgets relating to the Property;

               (o) True and complete copies of the certificate of occupancy for the Property as well as a true and complete copy of any other permits relating to the Project; and

               (p) True and complete copies of any notices from any insurance carriers or mortgagee under any existing mortgage on the Property to make repairs or improvements to the Property.

          5.6 Purchaser hereby acknowledges that the items set forth in Section
5.5 a, c, d and h have been delivered to Purchaser prior to the date hereof. At Seller's request, Purchaser shall acknowledge receipt of any of such items delivered after the date hereof.

                                 ARTICLE 6

                                  CLOSING

          6.1 The consummation of the transactions described in this Agreement (the "Closing") shall occur on November 18, 1994 (the "Closing Date) by escrow closing through the Title Company at their office in Fresno, California or in such other manner or in such other place as the parties may agree upon. Purchaser shall have the right to adjourn the Closing Date for up to seven (7) days.

          6.2 Upon Purchaser's delivery of all required documents and instruments and its payment of the balance of the Purchase Price and other amounts required herein, Purchaser and Seller shall prepare and sign a closing statement reflecting the adjustments and payments made and agreements in connection therewith (the "Closing Statement"). The Closing Statement and all of the aforesaid documents executed by Purchaser or Seller, or both, as appropriate, and be delivered to the Title Company which shall do the following:

               (a)  Record the deed.

               (b) Deliver to Seller and Purchaser or other appropriate party the documents and payments delivered to it as escrow holder for delivery to such party; and

               (c) Pay all recording, tax and other transfer fees and all filing fees reflected on the Closing Statement.

          6.3 Notwithstanding anything contained in this Agreement to the contrary, Purchaser and Seller acknowledge that the requirements for the Closing set forth in this Agreement may be supplemented by written escrow instructions to the Title Company and a settlement statement executed by both Seller and Purchaser, whereupon the delivery of any document or other item required to be delivered hereunder shall be deemed duly delivered if such document or item is delivered to the Title Company in accordance with such escrow instructions.


                                 ARTICLE 7

                    DOCUMENTS REQUIRED ON CLOSING DATE

          7.1 At or prior to the Closing, Seller shall execute and deliver the following to Purchaser:

               (a)  Partnership Grant Deed;

               (b) Bill of Sale pursuant to which Seller assigns and conveys to Purchaser all personal property covered by this Agreement, with any applicable sales tax to be paid by Seller;

               (c) Assignment and Assumption of the Tenant Leases in the form annexed hereto as Exhibit C;

               (d) Assignment and Assumption of Warranties and Service Contracts, in the form annexed hereto as Exhibit D, pursuant to which Seller assigns to Purchaser its interest in (i) all service contracts as approved and designated by Purchaser to remain in effect at the Property and (ii) all transferable guaranties and warranties relating to the Property;

               (e) A rent roll for the Property (the "Rent Roll") listing each tenant, the size and location of the space covered by the applicable Tenant Lease, the date and term (including commencement and termination dates) of the applicable Tenant Lease, the provisions of renewal options (including term and rental provisions), if any, of the applicable Tenant Lease, the monthly rent and other charges payable, lease expiration date and unapplied security deposit (including the name of the bank, branch address and account in which such deposit is held) as of a date not more than three (3) days prior to the Closing Date, certified by Seller and Seller's managing agent;

               (f) The originals or certified copies of the Tenant Leases described in the Rent Roll;

               (g) A written notice of the acquisition of the Property by Purchaser, originally executed by Seller and Purchaser, which Seller shall transmit to all tenants and to other parties affected by the sale and purchase of the Property (the "Tenant Notices"). Such Tenant Notices shall be prepared by Seller in the form of Exhibit E, and shall inform the addressees of the sale and transfer of the Property to Purchaser and contain appropriate instructions relating to the payment of future rentals, the giving of future notices, the naming of Purchaser as an additional insured on each tenant's insurance policies and other matters reasonably required by Purchaser. The Tenant Notices shall specify that unapplied security deposits under the tenant leases have been delivered to Purchaser;

               (h) A non-foreign status affidavit for Seller complying with the requirements of Internal Revenue Code Section 1445(f)(3) and the regulations promulgated thereunder;

               (i) All costs and fees required to be paid by Seller pursuant to Articles 4 or 8 hereof;

               (j) A mechanics' lien and general title affidavit, if required by the Title Company to issue its policy of title insurance without exception for mechanics' liens, verifying it to be the fact that, as of the Closing Date, there are no unpaid bills for work, labor, service or materials furnished to the real property upon the request or order of Seller which may be made the basis of a lien, and that Seller is in possession of the Project, subject only to the rights of tenants in possession under the Tenant Leases;

               (k) Estoppel certificates from all tenants under the Tenant Leases dated no earlier than October 10, 1994, as provided in Article 16 hereof;

               (l) The documents in the form of Exhibit F required to evidence
(i) the obligations of Seller to Dr. Bakar and Woodward Park Imaging Center ("WPIC") to install a metal shield to protect Dr. Baker's space from the MRI equipment in WPIC's space and the electro-magnetic emissions from such equipment and (ii) the release by Dr. Bakar and WPIC of Purchaser from any claims or liability relating to such emissions;

               (m) The fifth addendum to the Tenant Lease with Vision Care Center of Central California, Inc. ("VCC") in the form previously accepted by Purchaser's counsel evidencing the obligations of the landlord under Tenant Leases with VCC to pay certain amounts to VCC including, without limitation, the cost of construction or improvement of any space leased or to be leased by VCC;

               (n) A lease in the form of Exhibit G (the "Seller Lease") between Seller, as tenant and Purchaser, as landlord for all vacant space on the third floor of the Property, which Seller Lease shall be guaranteed by Green Valley Corporation d/b/a Barry Swenson Builders ("Green Valley");

               (o) A repurchase agreement in the form of Exhibit H (the "Repurchase Agreement") between Seller, as purchaser and Purchaser, as seller for the Project;

               (p) Reaffirmation of guaranties or restatements of guaranties in form and substance satisfactory to Purchaser's counsel by all guarantors under the respective Tenant Leases for VCC and WPIC;

               (q) A Reciprocal Easement Agreement in the form of Exhibit I (the "Reciprocal Easement") between Seller and Purchaser;

               (r) A copy of all necessary consents required by the Agreement of Limited Partnership of Seller dated December 21, 1990 as amended by amendments dated August 21, 1991 and September 23, 1991, respectively, authorizing the execution, delivery and performance by Seller of this Agreement and each document to be executed and delivered by Seller in connection with this Agreement, and designating one or more partners to execute documents in Seller's name;

               (s) Such other documents and instruments as may be required by the Title Company in order to consummate the transactions described in this Agreement and to issue the Title Policy to Purchaser; and

               (t) Such documents in the form of Exhibit J (the "Agreement for Post-Closing Repairs") to evidence the obligations of Seller and Green Valley pursuant to subsection 15.1(v) hereof.

          7.2 At or prior to the Closing, Purchaser shall execute, where appropriate, and deliver the following to Seller:

               (a)  The Closing Payment;

               (b)  The Assignment and Assumption of Tenant Leases;

               (c) The Assignment and Assumption of Warranties and Service Agreements;

               (d)  The Seller Lease;

               (e)  The Repurchase Agreement;

               (f)  The Reciprocal Easement;

               (g)  The Agreement for Post-Closing Repairs;

               (h)  The Escrow Agreement (as hereinafter defined); and

               (i) Such other documents and instruments as may be required by the Title Company in order to consummate the transactions described in this Agreement.

          7.3 If at any time after the Closing it becomes apparent that any necessary closing documents were either not delivered or improperly executed or that any closing adjustments were improperly calculated, the parties shall act in good faith and take all such steps including the execution or re-execution of documents and the payment of monies as may be reasonably necessary to rectify such errors or miscalculations. The provisions of this Section 7.3 shall survive the Closing for a period of one (1) year.

                                 ARTICLE 8

                      APPORTIONMENTS AND ADJUSTMENTS

          8.1 Seller shall be responsible for and shall pay all accrued expenses with respect to the Project accruing up to 11:59 P.M. on the Closing Date and shall be entitled to receive and retain all revenue from the Project accruing up to the Closing Date.

          8.2 On the Closing Date, the following adjustments and apportionments shall be made in cash as follows:

               (a) Rents for the month in which the Closing Date occurs (the "Closing Month") as and when collected. If past due rents are owing by tenants for any period prior to the Closing Month (the "Rent Arrearages"), then after request made by Seller subsequent to the Closing Date, Purchaser shall bill all tenants for such sums, provided however, that Purchaser shall have no liability or responsibility for the collection of any such Rent Arrearages. Seller shall be entitled to those funds received by Purchaser from tenants having Rent Arrearages after the Closing Date, only where such funds are in payment of such Rent Arrearages and are excess of amounts then owing or otherwise required to be paid to Purchaser from such tenants. Notwithstanding the foregoing, for any "pass-through" expenses which are collected from tenants on the basis of Seller's estimates of such expenses, promptly following the end of the fiscal period for which such estimated expenses are allocable, Seller and Purchaser shall determine the actual expenses allocable to such period and shall adjust for any difference between the estimated expenses and the actual expenses and the responsible party promptly shall pay the other the amount of any such difference.

               (b) Real estate taxes, ad valorem taxes, school taxes, annual assessments and personal property, intangible and use taxes, if any;

               (c) Charges under service contracts affecting the Project which Purchaser has agreed to assume on the Closing Date; and

               (d) Water and sewer charges on the basis of the period for which assessed; provided that if a final bill is not available at Closing, a reasonable estimate will be made based on prior bills and an amount reasonably estimated to be adequate to pay such charges through the Closing Date shall be escrowed with the Title Company pending receipt of final bills.

          8.3 At the Closing, Purchaser shall receive a credit against the Purchase Price in the following amounts: (i) in the amount of $5,000 representing a recalculation in the rentable area of the Project, (ii) in the amount of $120,000 for the landlord's contribution to Seller for the construction of certain additional space known as Suite 307 pursuant to the Seller Lease, (iii) in the amount of $8,500 representing the rental on Dr. Hadden's space known as Suite 305 at a rate of $1.45 per square foot per month for the period commencing on the Closing Date through 62 days following the Closing Date, (iv) the amount of $100,000 for any damages, costs, expenses and lost rents from the potential insolvency or bankruptcy of WPIC or its affiliates and (v) in the amount of $5,000 to reimburse Purchaser for a portion of Purchaser's legal fees.

          8.4 At the Closing, Purchaser will receive a credit against the Purchase Price in an amount equal to all unapplied security deposits (and interest, if any) payable to tenants under Tenant Leases in effect on the Closing Date, against Purchaser's receipt and indemnification therefor. Seller hereby acknowledges that Dr. Hadden's security deposit has been applied and Purchaser shall not receive a credit therefor. Upon making such credit, Purchaser will be deemed to have received all such security deposits and shall be fully responsible for the same as if a cash amount equal to such security deposits were actually delivered to Purchaser. During the period prior to the Closing, Seller agrees to obtain Purchaser's prior written consent, such consent not to be unreasonably withheld, before applying any security deposit(s), or portions thereof, against any tenant default pursuant to the terms of the defaulting tenant's lease.

          8.5 The provisions of this Article 8 shall survive the closing of title and the delivery of the deed.


                                 ARTICLE 9

                                 REMEDIES

          9.1 If Purchaser defaults in its obligation to purchase the Project pursuant to this Agreement, then Seller shall have the right, in addition to any other remedies available to it at law or in equity, to terminate this Agreement by giving Purchaser written notice thereof and, upon receipt of such notice, this Agreement shall wholly cease and terminate, no party to this Agreement shall have any further claim, agreement, or obligation to any other party to this Agreement, and any lien of Purchaser against the Project shall automatically cease, terminate and be released.

          9.2 If the sale contemplated by this Agreement is not consummated because of Seller's failure to perform its obligations hereunder, Purchaser shall be entitled, as its exclusive remedies, to elect either (a) to terminate this Agreement whereupon Seller shall pay to Purchaser the amount of $63,000 plus the amount of Purchaser's legal fees and expenses (the "Cancellation Fee") or (b) to enforce specific performance of Seller's obligations under this Agreement; provided, however, that Seller shall not be required to expend any money other than the amounts provided in Article 8, or take any action other than delivery of the items provided in Article 7, in connection with such specific performance.

                                ARTICLE 10

                    DAMAGE, DESTRUCTION OR CONDEMNATION

          10.1 Seller agrees to maintain its present policies of fire insurance covering the Project in full force and effect from the date of this Agreement through and including the Closing Date.

          10.2 If on or before the Closing Date either (a) all or a Substantial Part (as hereinafter defined) of the improvements on the Land are damaged or destroyed by fire or the elements or by any other cause, or (b) any part of the Property is taken by condemnation or other power of eminent domain, Purchaser may, by written notice given to Seller within ten (10) days after Purchaser shall have notice of the occurrence or the taking (but in no event after the Closing Date), elect to terminate this Agreement (and have any monies paid on account of the Purchase Price returned to Purchaser).

          10.3 If either (a) a Substantial Part of the improvements on the Land are damaged or destroyed or a part of the Property is taken by condemnation or other power of eminent domain, but this Agreement is not canceled as provided in
Section 10.2, or (b) on or before the Closing Date, an insubstantial part of the improvements on the Land are damaged or destroyed, then neither Seller nor Purchaser shall have the right to terminate this Agreement based upon such damage, destruction or taking, provided, however, that on the Closing Date:

                    (i) Seller shall credit the Purchase Price with an amount equal to any sums of money collected by Seller under its policies of insurance or renewals thereof insuring against the loss in question (after deducting (1) any expenses incurred by Seller in collecting such insurance and (2) any amount that Seller shall have paid, for repairs or restoration of the damage), and Seller shall assign, transfer and set over to Purchaser all of Seller's right, title and interest in and to said policies with respect to the Property and any further sums payable under said policies,

                    (ii) Seller shall assign, transfer and set over to Purchaser all of Seller's right, title and interest in and to any awards that may be made for any taking by condemnation or any other power of eminent domain, and

                    (iii) Seller shall deliver to Purchaser a sum, reasonably determined by Purchaser, which when added to then available or estimated available insurance proceeds shall be reasonably sufficient to fully repair and restore the damage to the Property provided, however, that no payment shall be required if such damage is caused by a peril for which insurance could not be obtained.

          10.4 For the purposes of this Article, a substantial part ("Substantial Part") of the Property or the improvements on the Land shall mean
(a) a portion having a value of One Hundred Thousand ($100,000.00) Dollars or more or (b) a casualty which would require expenditure of One Hundred Thousand ($100,000.00) Dollars or more for repair or restoration, or (c) such portion of the Property as Purchaser's mortgage lender shall determine to be of a magnitude that said lender is unwilling to provide its acquisition financing for the Property on account of such damage.

                                ARTICLE 11

                                  BROKER

          11.1 Purchaser and Seller mutually represent and warrant to each other that neither they nor any entity related to them have dealt with any broker, finder or other person or entity who would be entitled to a commission or other brokerage fee in connection with the transactions described in this Agreement other than CB Commercial Real Estate Group, Inc. and Scott Lauritzen Mathias Associates which entities Seller agrees to pay pursuant to separate agreements. Purchaser and Seller each agree to indemnify, defend and hold the other harmless of and from and against any loss, costs, damage or expense (including reasonable attorneys' fees and court costs) arising out of (i) any inaccuracy in the representation and warranty contained in the immediately preceding sentence or
(ii) the claims of any broker or finder (or anyone claiming to be a broker or finder) other than the entities identified in the immediately preceding sentence regarding any services claimed to have been rendered to the indemnifying party in connection with the transactions contemplated by this Agreement.

          11.2 Notwithstanding any other provision of this Agreement to the contrary, the provisions of this Article shall survive the closing of title and the delivery of the deed and any prior termination of this Agreement for any reason whatsoever.


                                ARTICLE 12

                                  NOTICES

          Any notice given or required to be given pursuant to any provision of this Agreement shall be in writing and shall either be personally delivered, sent by facsimile or sent by a reputable commercial courier service guaranteeing overnight delivery, and shall be deemed to have been given upon receipt if personally delivered or sent by facsimile, or, upon delivery to such courier, with delivery charges prepaid, if sent by such a courier, in either case addressed as follows:

          Purchaser:      Universal Health Realty Income Trust
                          367 South Gulph Road
                          King of Prussia, PA 19406
                          Attn:  Mr. Kirk E. Gorman

          with a copy to: Universal Health Realty Income Trust
                          3525 Piedmont Road, N.E.
                          7 Piedmont Center; Suite 202
                          Atlanta, Georgia 30305
                          Attn:  Mr. Timothy J. Fowler

                          AND

                          Fulbright Jaworski L.L.P.
                          666 Fifth Avenue
                          New York, New York 10103
                          Attention: Warren J. Nimetz, Esq.

          Seller:         Fresno-Herndon Partners, Limited
                          701 North First Street
                          San Jose, California 95112
                          Attn:  Mr. Barry Swenson

          with copy to:   Fresno-Herndon Partners, Limited
                          701 North First Street
                          San Jose, California 95112
                          Attn:  Mr. Jeff Lauritzen

          Either party may, by giving notice to the other in the manner set forth above, change the address to which notices shall be sent to it, provided that any such change of address shall be effective three (3) business days after it is given. If a reputable commercial courier service guaranteeing overnight delivery shall not service the area to which notice is required to be given, notice to such area shall be by registered or certified mail, return receipt requested, and shall be deemed given one day after the same is deposited in an official U.S. mail depository, with all postage and other charges prepaid, enclosed in a properly addressed and sealed wrapper. The attorney for each party to this Agreement may give notices on behalf of his client with the same force and effect as if such notice was given directly by such party.


                                ARTICLE 13

                           PERMITTED ASSIGNMENT

          Purchaser may assign its interest under this Agreement without Seller's consent.


                                ARTICLE 14

                             INSPECTION PERIOD

          14.1 Purchaser intends to continue its due diligence on the Project and physical inspection of the Project through and including November 4, 1994 ("Inspection Period"). Seller shall assist with such inspection, but shall not be obligated to incur any cost or expense or to furnish any information other than at the place where same is maintained in connection therewith other than as specified in this Agreement. All information received by Purchaser relating to the Project from Seller or its affiliates shall be used solely for the purpose of determining the advisability of proceeding with the transaction described in this Agreement or in connection with Purchaser obtaining mortgage financing for the acquisition of the Project. Purchaser shall have the right to terminate this Agreement if Purchaser, in its sole discretion, deems the Project or any aspect thereof, to be unsatisfactory; provided, however, that Purchaser may only exercise such right by giving Seller written notice of such termination on or before the last day of the Inspection Period.

          14.2 If Purchaser exercises its right to terminate this Agreement under this Article 14, this Agreement shall be deemed to be canceled and neither party have any further claim, agreement, or obligation to the other party.


                                ARTICLE 15

                      REPRESENTATIONS AND WARRANTIES

          Seller and Purchaser hereby make the following mutual representations and warranties to each other, which representations and warranties are materially true and accurate in every respect as of the date hereof and shall be materially true and accurate as of the Closing Date and shall survive the delivery of the deed and the closing of title for one (1) year thereafter:

          15.1  Of Seller:

          (a) Authority. Seller has the full and unrestricted power and capacity to enter into and carry out the terms of this Agreement and all other agreements referred to herein. This Agreement constitutes, and all other agreements, documents and instruments to be executed by Seller pursuant hereto, when executed and delivered by Seller, will each constitute a valid and binding obligation of Seller as the case may be, enforceable in accordance with its terms;

          (b) No Defaults. Neither the execution, delivery or performance of this Agreement or any other agreement contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof or thereof, nor the consummation of the transactions contemplated hereby or thereby, will: (i) conflict with, or result in a breach of, any of the terms, conditions or provisions of, or constitute any default under, any agreement or instrument to which Seller is a party or is subject; (ii) violate any restriction to which Seller is a party or is subject; or (iii) constitute a violation of any applicable law, statute, regulation, ordinance, rule, judgment, decree, writ or order;

          (c) No Litigation. There are no actions, suits, claims, arbitrations, proceedings, orders, judgments or investigations pending or, to the knowledge of Seller, threatened against or affecting Seller or the Project or any of the Tenant Leases or which question the validity of this Agreement or any action taken or to be taken under any of the provisions of this Agreement, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality except the claims threatened by Dr. Bakar and WPIC for WPIC's use of the MRI equipment;

          (d) MRI Equipment. Upon the completion of the construction of the metal shield described in Section 16.1(f), the use and operation of the MRI equipment by WPIC is in compliance with all applicable laws, regulations and guidelines except for emissions from the MRI equipment occurring solely within WPIC's space, and no dispute exists between WPIC and any tenant, other than the dispute with Dr. Bakar as described in this Agreement;

          (e) Assessments. Seller has received no notice and has no knowledge of any pending improvements, liens or special assessments to be made against the subject property by any governmental authority;

          (f) Condemnation. There is no exercise of eminent domain or condemnation pending, or to the best of Seller's knowledge threatened, against or affecting the Property (or any part thereof), nor does Seller know or have reasonable grounds to know of any basis for any of same;

          (g) Tax Reduction Proceedings. There are no pending ad valorem tax reduction proceedings affecting the Property;

          (h) Rents. The schedule attached hereto as Exhibit B and made a part hereof is a complete and accurate list of all the leases as amended (the "Tenant Leases") in effect at the Property, the dates thereof and of any amendments thereto, the names of the tenants thereunder, the rentable area occupied by each tenant, the expiration dates thereof; the fixed and additional rental currently payable thereunder, a statement as to rent arrearages, any amounts paid for parking, storage facilities or other charges not included in rent and the security (if any) held by Seller for each such tenant. The executed copies of all the Tenant Leases delivered to Purchaser concurrently with the execution hereof (and to be assigned at the Closing), are true, complete and correct and Seller is not in default thereunder, nor is there in existence any condition or fact which with notice or lapse of time, or both, would constitute a default thereunder; Seller is in possession of tenant security deposits in the amounts set forth in the Tenant Leases; no tenants are in default of their Tenant Leases except for the default claimed against WPIC for the use of the MRI equipment; no tenant is in arrears in the payment of rents or other charges; no such tenants shall be entitled to any rebates, rent concessions or free rent or renewal options, except as provided in the Tenant Leases; no commitments have been made to any tenant, except to VCC, for repairs or improvements, by Seller, as landlord, which remain to be completed or paid for in full; the Tenant Leases constitute the entire agreement between the landlord and tenant thereunder, and there are no side letters or other agreements between the Landlord and each of the tenants; all Tenant Leases are the result of bona fide arm's-length negotiations with persons who are not affiliates of Seller; no rents due under any of said Tenant Leases have been assigned, hypothecated or encumbered; no rents under any Tenant Leases have been prepaid in advance of the then current month; and there are no fees or commissions payable to any third person or entity in regard to the subject property or any of said Tenant Leases (including any commissions payable upon the exercise of any renewal option under the Tenant Leases); and Seller will not, hereafter and prior to the Closing Date, modify any Tenant Lease, accept any termination or surrender of any Tenant Lease or enter into any agreement extending the term of any Tenant Lease, without the prior written consent of Purchaser;

          (i) Zoning. The Property is properly zoned for use as and for medical offices and an ambulatory surgical facility and no restrictions, easements, limitations or conditions of any sort whatsoever exist affecting the use of the Property, other than as specifically set forth in the Title Commitment;

          (j) Permits. All permits and licenses necessary for the operation and occupancy of the Property, including, but not limited to, all building and use permits, and permits, licenses and other authorization required under any applicable local, state or federal environmental laws, orders, rules, regulations or requirements have been obtained on all operations to date and shall be maintained through the Closing Date and the continued existence use and occupancy of the Project by Purchaser is not dependent on the granting of any special permit, exception, approval or variance. No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental authority with respect to any alleged failure by Seller to have any permit, license or authorization required in connection with the use, maintenance and operation of the Property, or with respect to any generation, treatment, storage, recycling, transportation, release or disposal of any "hazardous substances" (as hereinafter defined);

           (k) Certificate of Occupancy. Final certificates of occupancy have been issued for the Property, including all medical offices and ambulatory surgical facilities (copies of which are annexed hereto as Exhibit K) and have not been amended, revoked or canceled;

           (l) Access. Seller has no knowledge or notice of any fact or condition existing which would result or could result in the termination or reduction of the current access from the Property to existing roads or to sewer or other utility services presently serving the Property;

          (m) Utilities. All utilities as shown in the Plans and Specifications (including, but not limited to, water, sewer, electricity and telephone facilities) are available at the Project;

          (n) No Option to Purchase. No third party has an option to purchase the Project;

          (o) No Bankruptcy. There are no attachments, executions, assignments for the benefit of creditors or voluntary or involuntary proceedings in bankruptcy pending, contemplated or, to the knowledge of Seller, threatened against Seller;

          (p) Service, Maintenance Agreements, etc. There are no contracts, oral or written, with any employees nor any service contract, maintenance contract, nor any union or other contract or agreement with respect to the Property which is not listed in Schedule 1 to Exhibit D. All such agreements are in full force and effect without default. Seller will not enter into any new such agreement or modify any such agreement prior to the Closing;

          (q) No Lease of Space. Seller will not, hereafter and prior to the Closing Date, lease any space which is now or may become vacant without the prior written approval of Purchaser;

          (r) Seller to Maintain Premises. Seller will maintain the physical condition of the Property in the same condition as of the date hereof through the Closing Date, reasonable wear and tear excepted, will make any ordinary repairs and continue maintenance of the Property from the date hereof until Closing, as it would in the normal course of operations;

          (s) Insurance Requirements. There are no outstanding requirements by the holder of any existing note and mortgage on the Property, or any insurance company, insurance rating board, fire underwriting board or governmental agency requiring or recommending any repairs or work to be done at the Property or any equipment to be installed thereon;

          (t) Income and Operating Expenses. The schedule attached hereto as Exhibit L and made a part hereof accurately sets forth the income and expenses of the Property on an annual basis for the period ended December 31, 1993 and for the current year through September 30, 1994. There was no tax abatement or exemption in effect for the Property during said period. There has been no material adverse change in the operation or income of the Property since that date, other than as set forth in Exhibit L;

          (u) Employees. There are no employees employed by Seller in the operation and maintenance of the Property;

          (v) No Defective Condition. There is no defective condition, structural or otherwise, in the buildings or other improvements on the Property; All heating, electrical, plumbing, air conditioning, and other mechanical and electrical systems are in good condition and working order and are adequate in quantity and quality for the operation of the Project, and the roof is free from leaks and in sound structural condition. Seller shall repair or replace immediately any defective condition or defective system for a period of one (1) year following the Closing, specifically excluding, however, any such repairs or replacements that are reimbursable to Purchaser under a Tenant Lease. Seller shall cause Green Valley to guarantee Seller's obligations under this clause
(v);

           (w) No Hazardous Substances. Except as set forth in Exhibit M attached hereto, to Seller's knowledge (i) the Property has not been used for the production, storage, deposit or disposal of toxic, dangerous or "hazardous substances", as such term is defined in the Comprehensive Environmental Response and Liability Act, 42 U.S.C. Section 9601 et. seq., as amended, or under any other state or local environmental statutes or regulations issued pursuant thereto; (ii) No asbestos-containing materials are located on the Property;
(iii) No electrical transformers, florescent light fixtures with ballasts or other equipment containing PCBs are or were located on the Property; (iv) There is no activity on the Property which would subject the owner of the Property to damages or penalties under any federal, state or local law, ordinance, code or regulation, or under any civil action respecting hazardous substances on the Property; (v) Seller has at all times operated the Project in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations of environmental laws and related orders of any court or other governmental entity; (vi) There are not any existing, pending or, to the knowledge of Seller, threatened actions, suits, claims, investigations, inquiries or proceedings by or before any court or any other governmental entity directed against Seller in connection with the operation of the Project which pertain or relate to (i) any remedial obligations under any applicable environmental law, (ii) violations by Seller of any environmental law, (iii) personal injury or property damage claims relating to a release of chemicals or hazardous substances by Seller, or (iv) response, removal, or remedial costs under the Comprehensive Environmental Response, Compensation, and Liability Act or any similar state law; (vii) There has been no release of any hazardous substances on or underlying the real property nor any release or seepage from any property adjoining the Real Property; (viii) There are no underground storage tanks for hazardous substances, active or abandoned, with respect to the Project.

          (x) No Violations. There are no outstanding notes or notices of violations of law or governmental ordinances, orders or requirement issued by any governmental department, agency, bureau or instrumentality affecting the Property or any part thereof (collecting "Property Violations") and all Property Violations affecting the Property as of the Closing Date (as the same may be adjourned) shall be complied with and removed of record by Seller, at its expense, at Closing;

           (y) Vendors. All vendors, suppliers and other contractors or persons supplying goods or services to the Property, have been paid in full to date or will be paid on the Closing Date;

          (z) No Landmark. The Property is not a landmark under any applicable federal, state or local laws, statutes, ordinances, regulations or orders; and

          (aa) No Unpaid Bills. As of the Closing Date, there are no unpaid bills for work, labor, service or materials furnished to the Project upon the request or order of Seller, which may be made the basis of a lien.

          15.2 Of Purchaser:

          (a) Authority. Purchaser has the full and unrestricted power and capacity to enter into and carry out the terms of this Agreement and all other agreements referred to herein. This Agreement constitutes, and all other agreements, documents and instruments to be executed by Purchaser pursuant hereto, when executed and delivered by Purchaser, will each constitute a valid and binding obligation of Purchaser as the case may be, enforceable in accordance with its terms;

          (b) No Defaults. Neither the execution, delivery or performance of this Agreement or any other agreement contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof or thereof, nor the consummation of the transactions contemplated hereby or thereby, will: (i) conflict with, or result in a breach of, any of the terms, conditions or provisions of, or constitute any default under, any agreement or instrument to which Purchaser is a party or is subject; (ii) violate any restriction to which Purchaser is a party or is subject; or (iii) constitute a violation of any applicable law, statute, regulation, ordinance, rule, judgment, decree, writ or order; and

          (c) No Litigation. There are no actions, suits, claims, arbitrations, proceedings, orders, judgments or investigations pending or, to the knowledge of Purchaser, threatened against or affecting or which question the validity of this Agreement or any action taken or to be taken under any of the provisions of this Agreement, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

                                ARTICLE 16

                      CONDITIONS PRECEDENT TO CLOSING

          16.1 The obligation of Purchaser to purchase the Project pursuant to the provisions of this Agreement shall be subject to the following conditions (all or any of which may be waived in writing, in whole or in part, by Purchaser):

          (a) the representations and warranties of Seller in this Agreement shall be true and correct and the covenants and agreements of Seller contained herein shall have been complied with as of the date of Closing;

          (b) Seller shall deliver the documents described in Articles 5 and 7 of this Agreement;

          (c) There shall have been no material changes in the zoning laws and regulations applicable to the Project;

          (d) Seller shall have obtained an estoppel certificate from tenants occupying the Property's leased space under the Tenant Leases, described on Exhibit B annexed hereto dated no earlier than October 10, 1994 setting forth that (i) there are no defaults thereunder by landlord or tenant, (ii) their respective leases are valid, unmodified and in full force and effect, (iii) that all rent and additional rent has been paid through the month of Closing and (iv) such other matters as are set forth in Exhibit B annexed hereto;

          (e) Seller shall deliver title to the Property as provided in Article 5 hereof;

          (f) Seller shall have commenced and shall be proceeding with due diligence to construct a metal shield along the length of the wall separating Dr. Bakar's space from certain portions of WPIC's space containing the examining room and the control room for the MRI Equipment. Seller shall construct such wall in accordance with the design by Picker International, Inc. Seller shall complete such construction on or before January 31, 1995. Seller shall indemnify and hold Purchaser harmless from all liability, damages, suits, costs and expenses arising from any claims by Dr. Bakar or WPIC or both relating to the emissions from the MRI equipment or the construction of the wall. The provisions of this Section 16.1(f) shall survive the Closing; and

          (g) Seller shall deposit the aggregate amount of $75,000 in escrow with Purchaser's counsel to be held in accordance with the escrow agreement in the form of Exhibit N. Such amount represents security for Seller's continuing post-closing obligations to Purchaser as provided herein and is allocated as follows: (i) the amount of $25,000 for the satisfactory completion of the metal shield as described in Section 16.1(f) above, (ii) the amount of $25,000 for rental payments and construction work on the space currently occupied by Dr. Hadden and (iii) the amount of $25,000 for the timely completion of the adjustment of the lot line of the Property such that the lot line runs through the centerline of the driveway on North Fresno Avenue. Such deposit may be made by Seller at the Closing from the proceeds of the payment by Purchaser of the Purchase Price; and

          (h) Seller shall have completed, in a manner satisfactory to Purchaser, the repairs and other work described on Exhibit O attached hereto.

          16.2 If Seller shall fail to satisfy any of the conditions set forth herein or any other covenant or closing obligation of Seller shall not have been complied with as of the Closing Date, then in such event Purchaser shall have the right, in addition to any other rights or remedies available to Purchaser under this Agreement or in equity or at law, to rescind this transaction in which event Seller shall pay to Purchaser the Cancellation Fee and the parties shall be relieved and released from any further obligations to each other or Purchaser may close the transaction in accordance with its terms.


                                ARTICLE 17

                         POST-CLOSING OBLIGATIONS

          17.1 Purchaser has received a credit against the Purchase Price in the amount of $8,500 for rent on Dr. Hadden's space. Seller shall pay promptly to Purchaser on demand any additional amount of rent payable on such space at the rate specified hereinabove for the period from 63 days following the Closing Date to the date VCC occupies the space. Seller shall also complete the alteration of such space prior to February 1, 1995 as required by VCC's Tenant Lease. Upon (i) Seller's completion of such alterations and (ii) the agreement of VCC to pay additional rent representing the amortization of the cost of such alterations, Purchaser shall reimburse Seller in the amount of $23,500.

          17.2 Seller shall complete, at Seller's cost and expense, on or before December 20, 1994 an adjustment to the lot line of the Property such that the lot line runs through the centerline of the driveway connecting the Property to North Fresno Avenue.

          17.3 If Seller fails to satisfy its obligations as set forth under Sections 16.1(f), 17.1 or 17.2, Purchaser may cause such obligations to be fulfilled at Seller's cost and expense and Purchaser shall be entitled to disbursements from the amount deposited by Seller under Section 16.1(g) in the amounts specified thereunder.

          17.4 Provided no monetary default has occurred under the Tenant Lease of WPIC, on the third anniversary of the date hereof, Purchaser shall pay the amount of $57,881 to Seller and, on the fifth anniversary of the date hereof, Purchaser shall pay the amount of $63,814 to Seller. Notwithstanding the foregoing, if no monetary default has occurred under the Tenant Lease of WPIC and such Tenant Lease shall have been assumed by a successor tenant having an Acceptable Financial Status (as hereinafter defined) for a continuous period of at least four consecutive quarters, Purchaser shall pay to Seller the amount of $100,000 plus interest at the rate of 5% per annum compounded annually from the Closing Date up to the date of such payment. Acceptable Financial Status shall be calculated in accordance with generally accepted accounting principles and shall mean (i) a ratio of total liabilities to tangible net worth of not more than 1.5 and (ii) a ratio of earnings before interest and taxes to interest charges of at least 2.

          17.5 The provisions of this Article 17 shall survive the Closing.

                                ARTICLE 18

                               MISCELLANEOUS

          18.1 This Agreement is binding upon and shall inure to the benefit of the parties hereto, their respective heirs, successors, legal representatives and permitted assigns.

          18.2 Wherever under the terms and provisions of this Agreement the time for performance falls upon a Saturday, Sunday or legal holiday, such time for performance shall be extended to the second business day thereafter.

          18.3 This Agreement may be executed in one or more counterparts, all of which when taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been executed by each of the parties hereto and delivered to each of the other parties hereto.

          18.4 The captions at the beginning of the several paragraphs, Sections and Articles are for convenience in locating the context, but are not part of the context. Unless otherwise specifically set forth in this Agreement to the contrary, all references to Exhibits contained in this Agreement refer to the Exhibits which are attached to this Agreement all of which Exhibits are incorporated in, and made a part of, this Agreement by reference. Unless otherwise specifically set forth in this Agreement to the contrary, all references to Articles, Sections, paragraphs and clauses refer to portions of this Agreement.

          18.5 If any term or provision of this Agreement shall be held to be illegal, invalid, unenforceable or inoperative as a matter of law, the remaining terms and provisions of this Agreement shall not be affected thereby, but each such remaining term and provision shall be valid and shall remain in full force and effect.

          18.6 This Agreement and the other writings referred to in, or delivered pursuant to, this Agreement, embody the entire understanding and contract between the parties hereto with respect to the Project and supersede any and all prior agreements and understandings between the parties hereto, whether written or oral, formal or informal, with respect to the subject matter of this Agreement. This Agreement has been entered into after full investigation by each party and its professional advisors, and neither party is relying upon any statement, representation or warranty made by or on behalf of the other which is not expressly set forth in this Agreement.

          18.7 No extensions, changes, waivers, modifications or amendments to or of this Agreement, of any kind whatsoever, shall be made or claimed by Seller or Purchaser, and no notices of any extension, change, waiver, modification or amendment made or claimed by Seller or Purchaser shall have any force or effect whatsoever, unless the same is contained in a writing and is fully executed by the party against whom such matter is asserted.

          18.8 This Agreement shall be governed and interpreted in accordance with the laws of the State of New York (except with respect to the enforcement of any claims against the Property or in connection with enforcement of Purchaser's right to seek specific performance of Seller's obligations hereunder, which rights shall be governed by the Laws of the State of California).

          18.9 Each party hereto shall pay all charges specified to be paid by them pursuant to the provisions of this Agreement and their own attorney's fees in connection with the negotiation, drafting and closing of this Agreement.

          18.10 THE DECLARATION OF TRUST ESTABLISHING UNIVERSAL HEALTH REALTY INCOME TRUST, FILED AUGUST 6, 1986, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO ("DECLARATION"), IS DULY FILED IN THE OFFICE OF THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "UNIVERSAL HEALTH REALTY INCOME TRUST," REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY; AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE TRUST. ALL PERSONS DEALING WITH THE TRUST, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names by their respective duly authorized representatives on the day and year first above written.


          SELLER:        FRESNO-HERNDON PARTNERS, LIMITED

                         By:  Green Valley Corporation, its sole general partner


                              By:  _________________________________________
                                   Name:
                                   Title:


          PURCHASER:     UNIVERSAL HEALTH REALTY INCOME TRUST


                         By:  ______________________________________________
                              Name:
                              Title:

                                LIST OF EXHIBITS





 EXHIBIT

   A   Description of the Land

   B   Tenant Leases

   C   Assignment and Assumption of Tenant Leases (see attached)

   D   Assignment and Assumption of Warranties and Service Contracts
      (see attached)

   E  Tenant Notice (to be prepared by Seller)

   F  Documents re Bakar and WPIC Settlement (to be provided by
      Seller)

   G  Seller Lease (to be provided by Seller)

   H  Repurchase Agreement (to be provided by Purchaser)

   I  Reciprocal Easement Agreement (to be provided by Seller)

   J  Agreement for Post-Closing Repairs (to be provided by
      Purchaser)

   K  Certificate of Occupancy (to be provided by Seller)

   L  Income and Operating Statements for 1993 (to be provided by
      Seller)

   M  Hazardous Substance Disclosure (to be provided by Seller)

   N  Escrow Agreement (to be provided by Purchaser)

   O  Repairs (to be provided by Purchaser)

                   ASSIGNMENT AND ASSUMPTION OF TENANT LEASES


KNOW THAT FRESNO-HERNDON PARTNERS LIMITED, a California limited partnership ("Assignor"), in consideration of ten dollars and other valuable consideration paid by UNIVERSAL HEALTH REALTY INCOME TRUST ("Assignee"), hereby assigns unto Assignee all its right, title and interest as landlord in and to certain leases of portions of the building know as Fresno-Herndon Medical Plaza, Fresno, California (collectively, the "Tenant Leases") as more particularly described in
Schedule 1 annexed hereto and made a part hereof.

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, from the date hereof, for all of the rest of the term mentioned in the Tenant Leases, subject to the covenants, conditions and provisions therein also mentioned.

AND Assignee hereby assumes performance of all of Assignor's obligations as landlord under the Tenant Leases from and after the Closing Date and agrees to indemnify, defend and hold Assignor harmless from and against any legal actions, damages, losses, costs and expenses (including, without limitation, attorneys' fees and disbursements) arising out of the Tenant Leases from and after the Closing Date. Assignor agrees to indemnify, defend and hold Assignee harmless from and against any legal actions, damages, losses, costs and expenses (including, without limitation, attorneys' fees and disbursements) arising out of the Tenant Leases before the Closing Date.

IN WITNESS WHEREOF, Assignor and Assignee have executed this instrument this ____ day of November, 1994.


                              FRESNO-HERNDON PARTNERS LIMITED



                              By:  ____________________________________
                                   Name:
                                   Title

                              UNIVERSAL HEALTH REALTY INCOME
                                TRUST



                              By:  ____________________________________
                                   Name:   Timothy J. Fowler
                                   Title:     Vice President

                          ASSIGNMENT AND ASSUMPTION OF
                        WARRANTIES AND SERVICE CONTRACTS


KNOW THAT FRESNO-HERNDON PARTNERS LIMITED, a California limited partnership ("Assignor"), in consideration of ten dollars and other valuable consideration paid by UNIVERSAL HEALTH REALTY INCOME TRUST ("Assignee"), hereby assigns unto Assignee the warranties and service contracts listed on Schedule 1 annexed hereto, covering the operation of the building known as Fresno-Herndon Medical Plaza, Fresno, California (collectively, the "Warranties and Service Contracts").

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, from the date hereof, for all of the rest of the term mentioned in the Warranties and Service Contracts, subject to the covenants, conditions and provisions therein also mentioned.

AND Assignee hereby assumes performance of all of Assignor's obligations under the Warranties and Service Contracts after the Closing Date and agrees to indemnify, defend and hold Assignor harmless from and against any legal actions, damages, losses, costs and expenses (including, without limitation, attorneys' fees and disbursements) arising out of the Warranties and Service Contracts from and after the Closing Date. Assignor agrees to indemnify, defend and hold Assignee harmless from and against any legal actions, damages, losses, costs and expenses (including, without limitation, attorneys' fees and disbursements) arising out of the Warranties and Service Contracts before the Closing Date.

IN WITNESS WHEREOF, Assignor and Assignee have executed this instrument this _____ day of November, 1994.


                    FRESNO-HERNDON PARTNERS LIMITED


                    By: ___________________________________
                        Name:
                        Title:


                    UNIVERSAL HEALTH REALTY INCOME
                    TRUST


                    By:  ____________________________________
                         Name:    Timothy J. Fowler
                         Title:   Vice President

                           REPURCHASE AGREEMENT


          AGREEMENT made as of the ____ day of November, 1994 by and between FRESNO-HERNDON PARTNERS, LIMITED, a California limited partnership having an office at 701 North First Street, San Jose, California 95112 ("Purchaser") and UNIVERSAL HEALTH REALTY INCOME TRUST having an office at 367 South Gulph Road, King of Prussia, Pennsylvania 19406 ("Seller")


                          W I T N E S S E T H :


                                 ARTICLE 1

                      AGREEMENT FOR PURCHASE AND SALE

          1.1 Subject to the conditions set forth in this Agreement, Seller is granting to Purchaser an option commencing on the seventh anniversary of the date hereof (the "Repurchase Date") and continuing for a period of forty-five
(45) days (the "Expiration Date") to purchase the following property (collectively, the "Project"):

          a) The property located in the City of Fresno, State of California more particularly described on Exhibit A (the "Land") together with the existing improvements thereon, consisting of the building and improvements having the street address of 7055 North Fresno Street, Fresno, California 93720 (together, the "Property");

          (b) The Seller's interest in and to the Tenant Leases (as hereinafter defined) affecting the Property;

          (c) All of Seller's right, title and interest in and to all intangible property now or hereafter owned or held by Seller in connection with its ownership of the Property, including but not limited to any leases, contracts, leasing materials and forms, keys, records and correspondence relating to tenants, security deposits, prepaid rentals, telephone exchange numbers and the use of the name "Fresno- Herndon Medical Plaza";

          (d) Seller's right, title and interest in and to all easements, licenses, appurtenances, rights, privileges and hereditaments belonging or appertaining to the Property, and in and to any land lying in the bed of any street, road or avenue, in front of or adjoining the Property to the center line thereof; and

          (e) All fixtures and articles of personal property attached or appurtenant to or used in connection with the Property which are owned by Seller and located at the Property, free from all liens and encumbrances and, without limiting the generality of the foregoing, such fixtures and articles of personal property shall include machinery, computer hardware and software, plumbing, heating and lighting fixtures, mail boxes, tools, and maintenance equipment or supplies, if any, owned by Seller and located at the Property.

          1.2 Purchaser must exercise the option to purchase by notice to Seller as provided herein on a date (the "Exercise Date") prior to the Expiration Date.

                                 ARTICLE 2

                              PURCHASE PRICE

          2.1 The purchase price for the Project is SEVEN MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($7,250,000) (the "Purchase Price") plus or minus the adjustments provided for in this Agreement (the "Closing Payment"), to be paid to Seller in federal funds in such manner, place and account as Seller may reasonably request, by notice given to Purchaser at least three (3) business days prior to the Closing (as hereinafter defined).


                                 ARTICLE 3

                    PHYSICAL CONDITION OF PROJECT, ETC.

Purchaser agrees to purchase the Property in its "AS IS" condition on the Repurchase Date, subject to Seller's representations and warranties as set forth in this Agreement and ordinary wear and tear between the date hereof and the Closing Date. Purchaser has not relied upon, and Seller is not liable or bound in any manner, by any verbal or written statements, representations, real estate brokers' "set-ups" or information pertaining to the Project furnished by any real estate broker, agent, employee, servant or other persons unless the same are expressly set forth in this Agreement.


                                 ARTICLE 4

                      PERMITTED ENCUMBRANCES TO TITLE

          4.1 Seller shall deliver to Purchaser good, marketable and indefeasible fee simple title to the Property, subject only to the Permitted Encumbrances (as hereinafter defined).

          4.2 Purchaser agrees to accept title to the Property subject to the following matters (collectively, the "Permitted Encumbrances"):

               (a) The leases and tenancies affecting the Property on the Exercise Date (the "Tenant Leases");

               (b) Liens securing payment of all ad valorem, intangible and other real and personal property taxes, school taxes, and water and sewer charges against the Property or the personal property covered by this Agreement for the tax year in which the Closing Date occurs;

               (c) the exceptions listed as numbers 1, 2, 3, 4, 5, 6, 7, 8, 9, 15, 16, 17, 18 and 21 together with portions of 11, 12 and 13 other than references to assignments of lease in the Preliminary Title Report dated as of August 9, 1994 (the "Title Commitment") of Chicago Title Insurance Company (the "Title Company") to issue an owner's policy of title insurance (the "Title Policy");

               (d) the exception listed as number 10 on the updated Title Commitment, dated October 12, 1994;

               (e) the Reciprocal Easement dated the date hereof between Seller and Purchaser for ingress and egress;

               (f) the adjustment to the lot line of the respective properties of Seller and Purchaser such that the lot line runs down the centerline of the driveway on North Fresno Avenue; and

               (g) Such other exceptions to title as shall be approved by Purchaser.

          4.3 If at the time of the Closing the Property or any part thereof shall be or shall have been affected by an assessment or assessments which are or may become payable in annual installments of which the first installment is then due or has been paid, then for the purpose of this Agreement all the unpaid annual installments of any such assessment, including those which are to become due and payable after Closing, shall be prorated between Seller and Purchaser as of the Closing Date and adjusted accordingly at that time. The terms and provisions of this Section 4.3 shall survive the Closing.

                                 ARTICLE 5

                    CONDITION OF TITLE, TITLE INSURANCE

          5.1 Within five (5) days of the Exercise Date, Purchaser shall give written notice (the "Objection Notice") to Seller of the conditions of title which Purchaser is not obligated to take the Property subject to pursuant to the provisions of this Agreement (the "Objections").

          5.2 If Seller gives Purchaser notice (the "Response Notice") within five (5) days of the date hereof, that Seller is unable to convey title to the Property as required by this Agreement, Purchaser may, as its exclusive remedy, elect by written notice given to Seller within five (5) days after the Response Notice is given, either (a) to accept such title as Seller is able to convey without any reduction or abatement of the Purchase Price or (b) to terminate this Agreement.

          5.3 The existence of liens or encumbrances other than the Permitted Encumbrances or those which are permitted by this Agreement shall be deemed to be Permitted Encumbrances if the Title Company will insure Purchaser's title clear of the matter or will insure against the enforcement of such matter out of the Property, on the condition that both Purchaser's counsel shall agree to accept title with such insurance. Any unpaid liens for real estate and personal property taxes for years prior to the fiscal year in which the Closing Date occurs and any other matter which Seller is obligated to pay and discharge at the Closing shall not be deemed objections to title, but the amount thereof chargeable to Seller, plus interest and penalties thereon, if any, shall be shown as chargeable to Seller in Purchaser's and Seller's settlement statement on the Closing Date and paid to the Title Company for the payment of such matters.

          5.4 Purchaser shall pay any costs for obtaining the Title Commitment and the Title Policy. Purchaser shall pay the escrow fees of the Title Company. Except as noted herein, Purchaser shall pay all deed transfer, documentary stamp tax, intangible and other taxes and other recording costs and expenses in connection with the Closing.

          5.5 Seller shall, at its sole expense, deliver or cause to be delivered to Purchaser within five (5) days from and after the Exercise Date of execution of this Agreement the following documents, to the extent they are in Seller's possession:

               (a) A copy of the paid real estate tax bill for the most recent period for which real estate taxes have been due and payable;

               (b) True and correct copies of all equipment leases, service, maintenance, union and management contracts, as well as all other documents or agreements relating to or affecting the Project;

               (c) A current rent roll for the Property, listing for each tenant the name, rent, arrearages, offsets or credits to rent, reimbursement for expenses, amount of deposits, cleaning fees, preparation charges, advance rent and prepaid rent, if any, lease commencement dates, lease termination dates, lease options, option rent, and cost of living clauses;

               (d) A schedule of any employees employed by Seller or contractors retained by Seller in the operation of the Project, setting forth names, salaries, other compensation, and other pertinent information concerning such employees or contractors;

               (e) True and correct copies of any insurance policies covering the Project;

               (f) A schedule of any litigation which is pending, or for which notice has been given against the Property as well as any papers received or sent by Seller in connection with such litigation; and

               (g) True and correct copies of any uncompleted work letters relating to the Property.


                                 ARTICLE 6

                                  CLOSING

          6.1 The consummation of the transactions described in this Agreement (the "Closing") shall occur on a date mutually agreed upon by Seller and Purchaser which date shall be no later than the Expiration Date (the "Closing Date"), by escrow closing through the Title Company at their office in Fresno, California or in such other manner or in such other place as the parties may agree upon.

          6.2 Upon Purchaser's delivery of all required documents and instruments and its payment of the balance of the Purchase Price and other amounts required herein, Purchaser and Seller shall prepare and sign a closing statement reflecting the adjustments and payments made and agreements in connection therewith (the "Closing Statement"). The Closing Statement and all of the aforesaid documents executed by Purchaser or Seller, or both, as appropriate, and be delivered to the Title Company which shall do the following:

               (a)  Record the deed.

               (b) Deliver to Seller and Purchaser or other appropriate party the documents and payments delivered to it as escrow holder for delivery to such party; and

               (c) Pay all recording, tax and other transfer fees and all filing fees reflected on the Closing Statement.

          6.3 Notwithstanding anything contained in this Agreement to the contrary, Purchaser and Seller acknowledge that the requirements for the Closing set forth in this Agreement may be supplemented by written escrow instructions to the Title Company and a settlement statement executed by both Seller and Purchaser, whereupon the delivery of any document or other item required to be delivered hereunder shall be deemed duly delivered if such document or item is delivered to the Title Company in accordance with such escrow instructions.


                                 ARTICLE 7

                    DOCUMENTS REQUIRED ON CLOSING DATE

          7.1 At or prior to the Closing, Seller shall execute and deliver the following to Purchaser:


               (a)  Grant Deed;

               (b) Bill of Sale pursuant to which Seller assigns and conveys to Purchaser all personal property covered by this Agreement, with any applicable sales tax to be paid by Seller;

               (c) Assignment and Assumption of the Tenant Leases in the form annexed hereto as Exhibit B;

               (d) Assignment and Assumption of Warranties and Service Contracts, in the form annexed hereto as Exhibit C, pursuant to which Seller assigns to Purchaser its interest in (i) all service contracts as approved and designated by Purchaser to remain in effect at the Property and (ii) all transferable guaranties and warranties relating to the Property;

               (e) A rent roll for the Property (the "Rent Roll") listing each tenant, the size and location of the space covered by the applicable Tenant Lease, the date and term (including commencement and termination dates) of the applicable Tenant Lease, the provisions of renewal options (including term and rental provisions), if any, of the applicable Tenant Lease, the monthly rent and other charges payable, lease expiration date and unapplied security deposit (including the name of the bank, branch address and account in which such deposit is held) as of a date not more than three (3) days prior to the Closing Date, certified by Seller and Seller's managing agent;

               (f) The originals or certified copies of the Tenant Leases described in the Rent Roll;

               (g) A written notice of the acquisition of the Property by Purchaser, originally executed by Seller and Purchaser, which Seller shall transmit to all tenants and to other parties affected by the sale and purchase of the Property (the "Tenant Notices"). Such Tenant Notices shall be prepared by Seller and shall inform the addressees of the sale and transfer of the Property to Purchaser and contain appropriate instructions relating to the payment of future rentals, the giving of future notices, the naming of Purchaser as an additional insured on each tenant's insurance policies and other matters reasonably required by Purchaser. The Tenant Notices shall specify that unapplied security deposits under the tenant leases have been delivered to Purchaser;

               (h) A non-foreign status affidavit for Seller complying with the requirements of Internal Revenue Code Section 1445(f)(3) and the regulations promulgated thereunder;

               (i) All costs and fees required to be paid by Seller pursuant to Articles 4 or 8 hereof;

               (j) A mechanics' lien and general title affidavit, if required by the Title Company to issue its policy of title insurance without exception for mechanics' liens, verifying it to be the fact that, as of the Closing Date, there are no unpaid bills for work, labor, service or materials furnished to the real property upon the request or order of Seller which may be made the basis of a lien, and that Seller is in possession of the Project, subject only to the rights of tenants in possession under the Tenant Leases; and

               (k) Such other documents and instruments as may be required by the Title Company in order to consummate the transactions described in this Agreement and to issue the Title Policy to Purchaser.

          7.2 At or prior to the Closing, Purchaser shall execute, where appropriate, and deliver the following to Seller:

               (a)  The Closing Payment;

               (b)  The Assignment and Assumption of Tenant Leases;

               (c) The Assignment and Assumption of Warranties and Service Agreements; and

               (d) Such other documents and instruments as may be required by the Title Company in order to consummate the transactions described in this Agreement.

          7.3 If at any time after the Closing it becomes apparent that any necessary closing documents were either not delivered or improperly executed or that any closing adjustments were improperly calculated, the parties shall act in good faith and take all such steps including the execution or re-execution of documents and the payment of monies as may be reasonably necessary to rectify such errors or miscalculations. The provisions of this Section 7.3 shall survive the Closing for a period of one (1) year.


                                 ARTICLE 8

                      APPORTIONMENTS AND ADJUSTMENTS

          8.1 Seller shall be responsible for and shall pay all accrued expenses with respect to the Project accruing up to 11:59 P.M. on the Closing Date and shall be entitled to receive and retain all revenue from the Project accruing up to the Closing Date.

          8.2 On the Closing Date, the following adjustments and apportionments shall be made in cash as follows:

               (a) Rents for the month in which the Closing Date occurs (the "Closing Month") as and when collected. If past due rents are owing by tenants for any period prior to the Closing Month (the "Rent Arrearages"), then after request made by Seller subsequent to the Closing Date, Purchaser shall bill all tenants for such sums, provided however, that Purchaser shall have no liability or responsibility for the collection of any such Rent Arrearages. Seller shall be entitled to those funds received by Purchaser from tenants having Rent Arrearages after the Closing Date, only where such funds are in payment of such Rent Arrearages and are excess of amounts then owing or otherwise required to be paid to Purchaser from such tenants. Notwithstanding the foregoing, for any "pass-through" expenses which are collected from tenants on the basis of Seller's estimates of such expenses, promptly following the end of the fiscal period for which such estimated expenses are allocable, Seller and Purchaser shall determine the actual expenses allocable to such period and shall adjust for any difference between the estimated expenses and the actual expenses and the responsible party promptly shall pay the other the amount of any such difference.

               (b) Real estate taxes, ad valorem taxes, school taxes, annual assessments and personal property, intangible and use taxes, if any;

               (c) Charges under service contracts affecting the Project which Purchaser has agreed to assume on the Closing Date; and

               (d) Water and sewer charges on the basis of the period for which assessed; provided that if a final bill is not available at Closing, a reasonable estimate will be made based on prior bills and an amount reasonably estimated to be adequate to pay such charges through the Closing Date shall be escrowed with the Title Company pending receipt of final bills.

          8.3 At the Closing, the Purchase Price shall be increased by (i) the amount of $10,101 if Vision Care Center of California, Inc. ("VCC") exercises its option to lease the space known as Suite 307, as set forth in the Tenant Lease with VCC and the amendments thereto, (ii) an amount equal to the unamortized cost of any capital improvements or other alterations done to the Property, including, without limitation, any improvements or alterations done in any tenant space and (iii) an amount equal to the net present value of payments which Seller would have received from any tenant following the Closing Date to reimburse Seller for any tenant improvements financed by Seller.

          8.4 At the Closing, Purchaser will receive a credit against the Purchase Price in an amount equal to all unapplied security deposits (and interest, if any) payable to tenants under Tenant Leases in effect on the Closing Date, against Purchaser's receipt and indemnification therefor. Upon making such credit, Purchaser will be deemed to have received all such security deposits and shall be fully responsible for the same as if a cash amount equal to such security deposits were actually delivered to Purchaser. During the period prior to the Closing, Seller agrees to obtain Purchaser's prior written consent, such consent not to be unreasonably withheld, before applying any security deposit(s), or portions thereof, against any tenant default pursuant to the terms of the defaulting tenant's lease.

          8.5 The provisions of this Article 8 shall survive the closing of title and the delivery of the deed.


                                 ARTICLE 9

                                 REMEDIES

          9.1 If Purchaser defaults (i) in its obligation to purchase the Project pursuant to this Agreement or (ii) in any of its post-closing obligations under the Agreement of Purchase and Sale for the Project between Purchaser, as seller and Seller, as purchaser or (iii) in its obligations under that certain lease dated the date hereof for certain space in the Project known as Suite 307 between Seller, as landlord and Purchaser, as tenant, then Seller shall have the right, in addition to any other remedies available to it at law or in equity, to terminate this Agreement by giving Purchaser written notice thereof and, upon receipt of such notice, this Agreement shall wholly cease and terminate, no party to this Agreement shall have any further claim, agreement, or obligation to any other party to this Agreement, and any lien of Purchaser against the Project shall automatically cease, terminate and be released.

          9.2 If the sale contemplated by this Agreement is not consummated because of Seller's failure to perform its obligations hereunder, Purchaser shall be entitled, as its exclusive remedies, to elect either (a) to terminate this Agreement or (b) to enforce specific performance of Seller's obligations under this Agreement; provided, however, that Seller shall not be required to expend any money other than the amounts provided in Article 8, or take any action other than delivery of the items provided in Article 7, in connection with such specific performance.

                                ARTICLE 10

                    DAMAGE, DESTRUCTION OR CONDEMNATION

          10.1 Seller agrees to maintain its present policies of fire insurance covering the Project in full force and effect from the date of this Agreement through and including the Closing Date.

          10.2 If on or before the Closing Date either (a) all or a Substantial Part (as hereinafter defined) of the improvements on the Land are damaged or destroyed by fire or the elements or by any other cause, or (b) any part of the Property is taken by condemnation or other power of eminent domain, Seller or Purchaser may, by written notice given to Seller within ten (10) days after the parties shall have notice of the occurrence or the taking (but in no event after the Closing Date), elect to terminate this Agreement.

          10.3 If either (a) a Substantial Part of the improvements on the Land are damaged or destroyed or a part of the Property is taken by condemnation or other power of eminent domain, but this Agreement is not canceled as provided in
Section 10.2, or (b) on or before the Closing Date, an insubstantial part of the improvements on the Land are damaged or destroyed, then neither Seller nor Purchaser shall have the right to terminate this Agreement based upon such damage, destruction or taking, provided, however, that on the Closing Date:

                    (i) Seller shall credit the Purchase Price with an amount equal to any sums of money collected by Seller under its policies of insurance or renewals thereof insuring against the loss in question (after deducting (1) any expenses incurred by Seller in collecting such insurance and (2) any amount that Seller shall have paid, for repairs or restoration of the damage), and Seller shall assign, transfer and set over to Purchaser all of Seller's right, title and interest in and to said policies with respect to the Property and any further sums payable under said policies, and

                    (ii) Seller shall assign, transfer and set over to Purchaser all of Seller's right, title and interest in and to any awards that may be made for any taking by condemnation or any other power of eminent domain.

          10.4 For the purposes of this Article, a substantial part ("Substantial Part") of the Property or the improvements on the Land shall mean
(a) a portion having a value of One Hundred Thousand ($100,000.00) Dollars or more or (b) a casualty which would require expenditure of One Hundred Thousand ($100,000.00) Dollars or more for repair or restoration, or (c) such portion of the Property as Purchaser's mortgage lender shall determine to be of a magnitude that said lender is unwilling to provide its acquisition financing for the Property on account of such damage.


                                ARTICLE 11

                                  BROKER

          11.1 Purchaser and Seller mutually represent and warrant to each other that neither they nor any entity related to them have dealt with any broker, finder or other person or entity who would be entitled to a commission or other brokerage fee in connection with the transactions described in this Agreement. Purchaser and Seller each agree to indemnify, defend and hold the other harmless of and from and against any loss, costs, damage or expense (including reasonable attorneys' fees and court costs) arising out of (i) any inaccuracy in the representation and warranty contained in the immediately preceding sentence or
(ii) the claims of any broker or finder (or anyone claiming to be a broker or finder) other than the entities identified in the immediately preceding sentence regarding any services claimed to have been rendered to the indemnifying party in connection with the transactions contemplated by this Agreement.

          11.2 Notwithstanding any other provision of this Agreement to the contrary, the provisions of this Article shall survive the closing of title and the delivery of the deed and any prior termination of this Agreement for any reason whatsoever.


                                ARTICLE 12

                                  NOTICES

          Any notice given or required to be given pursuant to any provision of this Agreement shall be in writing and shall either be personally delivered, sent by facsimile or sent by a reputable commercial courier service guaranteeing overnight delivery, and shall be deemed to have been given upon receipt if personally delivered or sent by facsimile, or, upon delivery to such courier, with delivery charges prepaid, if sent by such a courier, in either case addressed as follows:

          Seller:         Universal Health Realty Income Trust
                          367 South Gulph Road
                          King of Prussia, PA 19406
                          Attn:  Mr. Kirk E. Gorman

          with a copy to: Universal Health Realty Income Trust
                          3525 Piedmont Road, N.E.
                          7 Piedmont Center; Suite 202
                          Atlanta, Georgia 30305
                          Attn:  Mr. Timothy J. Fowler

                          AND

                          Fulbright Jaworski L.L.P.
                          666 Fifth Avenue
                          New York, New York 10103
                          Attention: Warren J. Nimetz, Esq.

          Purchaser:      Fresno-Herndon Partners, Limited
                          701 North First Street
                          San Jose, California 95112
                          Attn:  Mr. Barry Swenson

          with copy to:   Fresno-Herndon Partners, Limited
                          701 North First Street
                          San Jose, California 95112
                          Attn:  Mr. Jeff Lauritzen


          Either party may, by giving notice to the other in the manner set forth above, change the address to which notices shall be sent to it, provided that any such change of address shall be effective three (3) business days after it is given. If a reputable commercial courier service guaranteeing overnight delivery shall not service the area to which notice is required to be given, notice to such area shall be by registered or certified mail, return receipt requested, and shall be deemed given one day after the same is deposited in an official U.S. mail depository, with all postage and other charges prepaid, enclosed in a properly addressed and sealed wrapper. The attorney for each party to this Agreement may give notices on behalf of his client with the same force and effect as if such notice was given directly by such party.

                                ARTICLE 13

                           PERMITTED ASSIGNMENT

          Purchaser may assign its interest under this Agreement without Seller's consent.


                                ARTICLE 14




                          [INTENTIONALLY DELETED]




                                ARTICLE 15

                      REPRESENTATIONS AND WARRANTIES

          Seller and Purchaser hereby make the following mutual representations and warranties to each other, which representations and warranties are materially true and accurate in every respect as of the date hereof and shall be materially true and accurate as of the Closing Date and shall survive the delivery of the deed and the closing of title for one (1) year thereafter:

          15.1  Of Seller:

          (a) Authority. Seller has the full and unrestricted power and capacity to enter into and carry out the terms of this Agreement and all other agreements referred to herein. This Agreement constitutes, and all other agreements, documents and instruments to be executed by Seller pursuant hereto, when executed and delivered by Seller, will each constitute a valid and binding obligation of Seller as the case may be, enforceable in accordance with its terms;

          (b) No Defaults. Neither the execution, delivery or performance of this Agreement or any other agreement contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof or thereof, nor the consummation of the transactions contemplated hereby or thereby, will: (i) conflict with, or result in a breach of, any of the terms, conditions or provisions of, or constitute any default under, any agreement or instrument to which Seller is a party or is subject; (ii) violate any restriction to which Seller is a party or is subject; or (iii) constitute a violation of any applicable law, statute, regulation, ordinance, rule, judgment, decree, writ or order; and

          (c) No Litigation. There are no actions, suits, claims, arbitrations, proceedings, orders, judgments or investigations pending or, to the knowledge of Seller, threatened against or affecting Seller or the Project or which question the validity of this Agreement or any action taken or to be taken under any of the provisions of this Agreement, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

          15.2 Of Purchaser:

          (a) Authority. Purchaser has the full and unrestricted power and capacity to enter into and carry out the terms of this Agreement and all other agreements referred to herein. This Agreement constitutes, and all other agreements, documents and instruments to be executed by Purchaser pursuant hereto, when executed and delivered by Purchaser, will each constitute a valid and binding obligation of Purchaser as the case may be, enforceable in accordance with its terms;

          (b) No Defaults. Neither the execution, delivery or performance of this Agreement or any other agreement contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof or thereof, nor the consummation of the transactions contemplated hereby or thereby, will: (i) conflict with, or result in a breach of, any of the terms, conditions or provisions of, or constitute any default under, any agreement or instrument to which Purchaser is a party or is subject; (ii) violate any restriction to which Purchaser is a party or is subject; or (iii) constitute a violation of any applicable law, statute, regulation, ordinance, rule, judgment, decree, writ or order; and

          (c) No Litigation. There are no actions, suits, claims, arbitrations, proceedings, orders, judgments or investigations pending or, to the knowledge of Purchaser, threatened against or affecting or which question the validity of this Agreement or any action taken or to be taken under any of the provisions of this Agreement, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.


                                ARTICLE 16

                      CONDITIONS PRECEDENT TO CLOSING

          16.1 The obligation of Purchaser to purchase the Project pursuant to the provisions of this Agreement shall be subject to the following conditions (all or any of which may be waived in writing, in whole or in part, by Purchaser):

          (a) the representations and warranties of Seller in this Agreement shall be true and correct and the covenants and agreements of Seller contained herein shall have been complied with as of the date of Closing;

          (b) Seller shall deliver the documents described in Articles 5 and 7 of this Agreement; and

          (c) Seller shall deliver title to the Property as provided in Article 5 hereof.

          16.2 If Seller shall fail to satisfy any of the conditions set forth herein or any other covenant or closing obligation of Seller shall not have been complied with as of the Closing Date, then in such event Purchaser shall have the right, in addition to any other rights or remedies available to Purchaser under this Agreement or in equity or at law, to rescind this transaction and the parties shall be relieved and released from any further obligations to each other or Purchaser may close the transaction in accordance with its terms.

                                ARTICLE 17

                               MISCELLANEOUS

          17.1 This Agreement is binding upon and shall inure to the benefit of the parties hereto, their respective heirs, successors, legal representatives and permitted assigns.

          17.2 Wherever under the terms and provisions of this Agreement the time for performance falls upon a Saturday, Sunday or legal holiday, such time for performance shall be extended to the second business day thereafter.

          17.3 This Agreement may be executed in one or more counterparts, all of which when taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been executed by each of the parties hereto and delivered to each of the other parties hereto.

          17.4 The captions at the beginning of the several paragraphs, Sections and Articles are for convenience in locating the context, but are not part of the context. Unless otherwise specifically set forth in this Agreement to the contrary, all references to Exhibits contained in this Agreement refer to the Exhibits which are attached to this Agreement all of which Exhibits are incorporated in, and made a part of, this Agreement by reference. Unless otherwise specifically set forth in this Agreement to the contrary, all references to Articles, Sections, paragraphs and clauses refer to portions of this Agreement.

          17.5 If any term or provision of this Agreement shall be held to be illegal, invalid, unenforceable or inoperative as a matter of law, the remaining terms and provisions of this Agreement shall not be affected thereby, but each such remaining term and provision shall be valid and shall remain in full force and effect.

          17.6 This Agreement and the other writings referred to in, or delivered pursuant to, this Agreement, embody the entire understanding and contract between the parties hereto with respect to the Project and supersede any and all prior agreements and understandings between the parties hereto, whether written or oral, formal or informal, with respect to the subject matter of this Agreement. This Agreement has been entered into after full investigation by each party and its professional advisors, and neither party is relying upon any statement, representation or warranty made by or on behalf of the other which is not expressly set forth in this Agreement.

          17.7 No extensions, changes, waivers, modifications or amendments to or of this Agreement, of any kind whatsoever, shall be made or claimed by Seller or Purchaser, and no notices of any extension, change, waiver, modification or amendment made or claimed by Seller or Purchaser shall have any force or effect whatsoever, unless the same is contained in a writing and is fully executed by the party against whom such matter is asserted.

          17.8 This Agreement shall be governed and interpreted in accordance with the laws of the State of New York (except with respect to the enforcement of any claims against the Property or in connection with enforcement of Purchaser's right to seek specific performance of Seller's obligations hereunder, which rights shall be governed by the Laws of the State of California).

          17.9 Each party hereto shall pay all charges specified to be paid by them pursuant to the provisions of this Agreement and their own attorney's fees in connection with the negotiation, drafting and closing of this Agreement.

          17.10 THE DECLARATION OF TRUST ESTABLISHING UNIVERSAL HEALTH REALTY INCOME TRUST, FILED AUGUST 6, 1986, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO ("DECLARATION"), IS DULY FILED IN THE OFFICE OF THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "UNIVERSAL HEALTH REALTY INCOME TRUST," REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY; AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE TRUST. ALL PERSONS DEALING WITH THE TRUST, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names by their respective duly authorized representatives on the day and year first above written.


          PURCHASER:     FRESNO-HERNDON PARTNERS, LIMITED

                         By:  Green Valley Corporation, its sole general partner


                              By:  _________________________________________
                                   Name:
                                   Title:


          SELLER:        UNIVERSAL HEALTH REALTY INCOME TRUST


                         By:  ______________________________________________
                              Name:    Timothy J. Fowler
                              Title:   Vice President





                             LIST OF EXHIBITS

 EXHIBIT

   A  Description of the Land

   B  Assignment and Assumption of Tenant Leases (see attached)

   C  Assignment and Assumption of Warranties and Service Contracts
      (see attached)

                                 EXHIBIT C

                ASSIGNMENT AND ASSUMPTION OF TENANT LEASES


KNOW THAT UNIVERSAL HEALTH REALTY INCOME TRUST ("Assignor") in consideration of ten dollars and other valuable consideration paid by FRESNO-HERNDON PARTNERS LIMITED, a California limited partnership ("Assignee"), hereby assigns unto Assignee all its right, title and interest as landlord in and to certain leases of portions of the building know as Fresno-Herndon Medical Plaza, Fresno, California (collectively, the "Tenant Leases") as more particularly described in
Schedule 1 annexed hereto and made a part hereof.

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, from the date hereof, for all of the rest of the term mentioned in the Tenant Leases, subject to the covenants, conditions and provisions therein also mentioned.

AND Assignee hereby assumes performance of all of Assignor's obligations as landlord under the Tenant Leases from and after the Closing Date and agrees to indemnify, defend and hold Assignor harmless from and against any legal actions, damages, losses, costs and expenses (including, without limitation, attorneys' fees and disbursements) arising out of the Tenant Leases from and after the Closing Date. Assignor agrees to indemnify, defend and hold Assignee harmless from and against any legal actions, damages, losses, costs and expenses (including, without limitation, attorneys' fees and disbursements) arising out of the Tenant Leases before the Closing Date.

IN WITNESS WHEREOF, Assignor and Assignee have executed this instrument this ____ day of____________, 1994.


                              FRESNO-HERNDON PARTNERS LIMITED



                              By:______________________________________


                              UNIVERSAL HEALTH REALTY INCOME
                                TRUST



                              By:______________________________________

                                   [Acknowledgement]

                                 EXHIBIT D

                       ASSIGNMENT AND ASSUMPTION OF
                     WARRANTIES AND SERVICE CONTRACTS

KNOW THAT UNIVERSAL HEALTH REALTY INCOME TRUST ("Assignor") in consideration of ten dollars and other valuable consideration paid by FRESNO-HERNDON PARTNERS LIMITED, a California limited partnership ("Assignee"), hereby assigns unto Assignee the warranties and service contracts listed on Schedule annexed hereto, covering the operation of the building known as Fresno-Herndon Medical Plaza, Fresno, California (collectively, the "Warranties and Service Contracts").

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, from the date hereof, for all of the rest of the term mentioned in the Warranties and Service Contracts, subject to the covenants, conditions and provisions therein also mentioned.

AND Assignee hereby assumes performance of all of Assignor's obligations under the Warranties and Service Contracts after the Closing Date and agrees to indemnify, defend and hold Assignor harmless from and against any legal actions, damages, losses, costs and expenses (including, without limitation, attorneys' fees and disbursements) arising out of the Warranties and Service Contracts from and after the Closing Date. Assignor agrees to indemnify, defend and hold Assignee harmless from and against any legal actions, damages, losses, costs and expenses (including, without limitation, attorneys' fees and disbursements) arising out of the Warranties and Service Contracts before the Closing Date.

IN WITNESS WHEREOF, Assignor and Assignee have executed this instrument this _____ day of________________, 1994.


                              FRESNO-HERNDON PARTNERS LIMITED


                              By:______________________________________


                              UNIVERSAL HEALTH REALTY INCOME
                              TRUST


                              By:______________________________________

                                   [Acknowledgement]